Exhibit 99.1
                 Conn's, Inc. Reports Earnings for the Quarter
                       and Six Months Ended July 31, 2006


    BEAUMONT, Texas--(BUSINESS WIRE)--Sept. 15, 2006--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, mattresses, furniture and lawn and garden products, today announced earnings results for the quarter and six months ended July 31, 2006 after restating its financial statements for fiscal years ending January 31, 2006, 2005, and 2004 and the quarter ended April 30, 2006. The Company said the restatement was necessary to correct for an error in recording securitization income and valuing its retained interest in its sold receivables portfolio which resulted in a cumulative understatement of $14.7 million of securitization income and interest in securitized assets since the inception of the Company's securitization program. The error led management to conclude that its internal controls over financial reporting had a material weakness. Management further believes that the controls relating to the accounting for securitization have been enhanced to mitigate the risk of future misstatements. These new controls will be tested as part of the company's normal internal controls testing for year end. More information on the restatement and the material weakness in internal controls may be found in the Company's filing with the Securities and Exchange Commission on Form 10-K/A for the fiscal year ended January 31, 2006, which will be filed today.
    Net income for the second fiscal quarter decreased 10.9% to $8.5 million compared with $9.6 million for the restated second quarter of last year. Diluted earnings per share available for common stockholders were $0.35 compared with $0.40 for the second quarter of last year after the restatement and adoption of FAS123R. Total revenues for the quarter ended July 31, 2006 increased 10.7% to $182.2 million compared with $164.6 million for the quarter ended July 31, 2005. This increase in revenue included net sales increases of $19.8 million, or 13.8%, and decreases in "Finance charges and other" of $2.1 million, or 10.4%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 7.2% for the second quarter of fiscal 2007.
    Net income for the six months ended July 31, 2006 increased 5.3% to $20.5 million compared with $19.5 million for the restated six months of the prior year. Diluted earnings per share available for common stockholders were $0.84 compared with $0.81 for the six months of last year after the restatement and adoption of FAS123R. Total revenues for the six months ended July 31, 2006 increased 16.1% to $374.4 million compared with $322.5 million for the six months ended July 31, 2005. This increase in revenue included net sales increases of $52.6 million, or 18.6%, and decreases in "Finance charges and other" of $0.7 million, or 1.6%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 11.7% for the first six months of fiscal 2007.
    As previously disclosed, during the third quarter of fiscal 2006 a significant hurricane impacted a portion of the Company's retail market area and its credit collection operations. This resulted in higher delinquencies for receivables in the credit portfolio serviced by the Company. Those delinquencies continue at higher than expected levels and have produced loan losses greater than had been estimated prior to the current quarter. The losses affect securitization income received from the credit subsidiary of the Company and is reflected in the line "Finance charges and other" on the Statement of Operations. In a press release on August 8, 2006, and a conference call on August 9, 2006, the Company discussed the impact in more detail and described the steps being taken to address the issue. More information on the credit portfolio and its performance may be found in a table included with this press release and in the Company's filing with the Securities and Exchange Commission on Form 10-Q which will be filed later today.
    During the first half of the year, the Company opened two new stores in its Houston market bringing the total store count to 58. By the end of January 2007, the Company expects to operate approximately 61 to 62 stores.

    EPS Guidance

    Today, the Company reiterated its guidance for its fiscal year 2007 (the year ending January 31, 2007) of earnings per diluted share of a range of $1.60 to $1.75.

    Conference Call Information

    Conn's, Inc. will host a conference call and audio webcast today, September 15, 2006, at 10:00 AM, CST, to discuss financial results for the quarter and six months ended July 31, 2006. The webcast will be available live at www.conns.com and will be archived for one year. Participants can join the call by dialing 800-810-0924 or 913-981-4900.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 58 retail locations in Texas and Louisiana: twenty stores in the Houston area, twelve in the Dallas/Fort Worth Metroplex, eight in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, two in South Texas and six stores in Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, DLP and LCD televisions, camcorders, computers and computer peripherals, DVD players, portable audio and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.
    Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. Historically, it has financed, on average, approximately 57% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income. The Company transfers receivables, consisting of retail installment contracts and revolving accounts for credit extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.
    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; delinquency and loss trends in the sold receivables portfolio; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's amended annual report on Form 10-K/A filed today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


                             Conn's, Inc.
           CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
              (in thousands, except earnings per share)

                         Three Months Ended       Six Months Ended
                              July 31,                July 31,
                       ----------------------- -----------------------

                          2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

Revenues               As Restated             As Restated
 Total net sales         $143,849    $163,637    $282,783    $335,342
 Finance charges and
  other                    20,711      18,567      39,696      39,050
                       ----------- ----------- ----------- -----------
Total revenues            164,560     182,204     322,479     374,392

Cost and expenses
 Cost of goods sold,
  including warehousing
  and occupancy costs     103,579     119,756     204,496     245,485
 Cost of parts sold,
  including warehousing
  and occupancy costs       1,236       1,389       2,461       2,954
 Selling, general and
  administrative
  expense                  44,950      48,425      84,689      95,089
 Provision for bad
  debts                      (137)        390         331         433
                       ----------- ----------- ----------- -----------

  Total cost and
   expenses               149,628     169,960     291,977     343,961
                       ----------- ----------- ----------- -----------

Operating income           14,932      12,244      30,502      30,431
Interest (income)
 expense, net                  59        (187)        414        (371)
Other (income) expense,
 net                           28        (721)         34        (754)
                       ----------- ----------- ----------- -----------

Income before income
 taxes                     14,845      13,152      30,054      31,556

Total provision for
 income taxes               5,252       4,608      10,593      11,063
                       ----------- ----------- ----------- -----------

Net income                 $9,593      $8,544     $19,461     $20,493
                       =========== =========== =========== ===========

Earnings per share
 Basic                      $0.41       $0.36       $0.83       $0.87
 Diluted                    $0.40       $0.35       $0.81       $0.84
Average common shares
 outstanding
 Basic                     23,366      23,676      23,337      23,637
 Diluted                   24,012      24,344      23,896      24,355


                             Conn's, Inc.
                CONDENSED, CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              January 31,   July 31,
                                                 2006         2006
                                              ------------ -----------

                    Assets                    As Restated
Current assets
   Cash and cash equivalents                      $45,176     $22,922
   Interests in securitized assets and
    accounts receivable, net                      162,824     176,230
   Inventories                                     73,987      79,642
   Prepaid expenses and other assets                4,004       3,835
                                              ------------ -----------
      Total current assets                        285,991     282,629
Non-current deferred income tax asset               2,464       3,280
Total property and equipment, net                  54,826      59,088
Goodwill and other assets, net                      9,877       9,957
                                              ------------ -----------
       Total assets                              $353,158    $354,954
                                              ============ ===========
     Liabilities and Stockholders' Equity
Current Liabilities
   Notes payable                                       $-          $-
   Current portion of long-term debt                  136           -
   Accounts payable                                40,920      37,470
   Accrued compensation and related expenses       18,847       7,258
   Accrued expenses                                26,174      18,395
   Other current liabilities                        9,841      11,915
                                              ------------ -----------
      Total current liabilities                    95,918      75,038
Long-term debt                                          -           -
Non-current deferred income tax liability             903       1,031
Deferred gain on sale of property                     476         393
Total stockholders' equity                        255,861     278,492
                                              ------------ -----------
       Total liabilities and stockholders'
        equity                                   $353,158    $354,954
                                              ============ ===========

                             Conn's, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                 Six Months Ended
                                                     July 31,
                                             -------------------------
                                                2005         2006
                                             ------------ ------------
                                             As Restated
Net cash provided by (used in) operating
 activities                                      $31,396     $(14,009)

Cash flows from investing activities
 Purchase of property and equipment               (9,964)     (11,858)
 Proceeds from sale of property                       13        2,250
                                             ------------ ------------
Net cash used in investing activities             (9,951)      (9,608)
Cash flows from financing activities
 Net borrowings (payments) under bank credit
  facilities                                     (10,500)           -
 Proceeds from stock issued under employee
  benefit plans                                    1,091        1,471
 Excess tax benefits from stock-based
  compensation                                         -          135
 Increase in debt issuance costs                       -         (107)
 Payment of promissory notes                         (14)        (136)
                                             ------------ ------------
Net cash provided by (used in) financing
 activities                                       (9,423)       1,363
                                             ------------ ------------
Net change in cash                                12,022      (22,254)
Cash and cash equivalents
 Beginning of the year                             7,027       45,176
                                             ------------ ------------
 End of period                                   $19,049      $22,922
                                             ============ ============

                CALCULATION OF GROSS MARGIN PERCENTAGE
                        (dollars in thousands)

                               Three Months Ended   Six Months Ended
                                    July 31,            July 31,
                               ------------------- -------------------

                                 2005      2006      2005      2006
                               --------- --------- --------- ---------

A  Product sales               $130,867  $150,647  $258,142  $309,156
B  Service maintenance
    agreement commissions, net    7,848     7,063    14,732    15,030
C  Service revenues               5,134     5,927     9,909    11,156
                               --------- --------- --------- ---------
D  Total net sales              143,849   163,637   282,783   335,342
E  Finance charges and other     20,711    18,567    39,696    39,050
                               --------- --------- --------- ---------
F  Total revenues               164,560   182,204   322,479   374,392
   Cost of goods sold,
    including warehousing
G  and occupancy cost          (103,579) (119,756) (204,496) (245,485)
   Cost of parts sold,
    including warehousing
H  and occupancy cost            (1,236)   (1,389)   (2,461)   (2,954)
                               --------- --------- --------- ---------
I  Gross margin dollars (F+G+H) $59,745   $61,059  $115,522  $125,953
                               ========= ========= ========= =========

   Gross margin percentage
    (I/F)                          36.3%     33.5%     35.8%     33.6%

J  Product margin dollars (A+G)  27,288    30,891    53,646    63,671
K  Product margin percentage
    (J/A)                          20.9%     20.5%     20.8%     20.6%


                         PORTFOLIO STATISTICS
 For the periods ended January 31, 2004, 2005 and 2006 and July 31,
                             2005 and 2006
(dollars in thousands, except average outstanding balance per account)

                              January 31,               July 31,
                     ----------------------------- -------------------
                       2004      2005      2006      2005      2006
                     --------- --------- --------- --------- ---------

Total accounts        299,717   350,251   415,338   380,717   425,738
Total outstanding
 balance             $349,470  $428,700  $519,721  $472,688  $530,672
Average outstanding
 balance per account   $1,166    $1,224    $1,251    $1,242    $1,246
60 day delinquency    $18,267   $23,143   $35,537   $23,015   $30,779
Percent delinquency       5.2%      5.4%      6.8%      4.9%      5.8%
Charge-off ratio,
 trailing 12 months       2.9%      2.4%      2.6%      2.3%      3.1%



    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696  Ext. 3218